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ITEM 14(a)3 - EXHIBIT 21

Midlantic Corporation and Subsidiaries
Subsidiaries Listing
December 31, 1994

                                                                 Jurisdiction
                                                      Owned by         of
         Name                       Parent             Parent    Organization
_____________________________________________________________________________
REGISTRANT
Midlantic Corporation                           --    --         New Jersey
SUBSIDIARIES
Midlantic Securities Corp.    Midlantic Corporation   W-O        New Jersey
Midlantic Funding Corp.       Midlantic Corporation   W-O        New Jersey
Lenders Life Insurance Co.    Midlantic Corporation   W-O        Arizona
Voploans Acquisition Co.      Midlantic Corporation   W-O        New Jersey
Midlantic Bank, N.A.*         Midlantic Corporation   W-O        United States
Midlantic Commercial
  Leasing Corp.               Midlantic Corporation   W-O        New York
Midlantic International Inc.  Midlantic Corporation   W-O        New Jersey
Greater Jersey Mortgage Co.   Midlantic Corporation   W-O        New Jersey
Parkway Management Inc.       Midlantic Corporation   W-O        New Jersey
Central Investment Corp.      Midlantic Bank, N.A.    W-O        New York
Midlantic Overseas Ltd.       Midlantic Bank, N.A.    W-O        United States
Metuchen Management, Inc.     Midlantic Bank, N.A.    W-O        New Jersey
Midlantic National
 Leasing Corp.                Midlantic Bank, N.A.    W-O        New Jersey
Midlantic Financial
 Services Corp.               Midlantic Bank, N.A.    W-O        Florida
Iron Investments Corp.        Midlantic Bank, N.A.    W-O        New Jersey
Midlantic Agency              Midlantic Bank, N.A.    W-O        New Jersey
499 Holding Inc.              Midlantic Bank, N.A.    W-O        New Jersey
MNL Corporation               Midlantic Bank, N.A.    W-O        New Jersey
Parkway Sussex Inc.           Midlantic Bank, N.A.    W-O        New Jersey
NE Investment Inc.            Midlantic Bank, N.A.    W-O        New Jersey
MNBN Holding Inc.             Midlantic Bank, N.A.    W-O        New Jersey
Mark X Corporation            Midlantic Bank, N.A.    W-O        New Jersey
Tournament of Stars,
  Philadelphia, Inc.          Midlantic Bank, N.A.    W-O        Pennsylvania
Thornall Financial Services
  Corp.                       Midlantic Bank, N.A.    W-O        New Jersey
Numidia Realty, Inc.          Midlantic Bank, N.A.    W-O        Pennsylvania
Lease and Go, Inc.            Midlantic Bank, N.A.    W-O        New Jersey
Continental/Von Louhr Inc.    Midlantic Bank, N.A.    W-O        Pennsylvania
Midlantic Commercial Co.,Inc. MNBN Holding Inc.       W-O        New Jersey
Alfieri-Parkway Associates    Parkway Management Inc. 50% owned  New Jersey

*Constitutes a significant subsidiary as defined in Rule 1-02(v) of Regulation
 S-X.
W-O - Wholly-owned

In addition to the subsidaries listed above, Midlantic Bank, N.A. and MNBN Holding Inc. have 76 subsidiaries and 10 subsidiaries, respectively, for the purpose of holding assets acquired through foreclosure and Midlantic Corporation has subsidiaries in the following jurisdictions for the purpose of name saving in such jurisdictions: Connecticut, Delaware, District of Columbia, Florida, Georgia, Kentucky, Maryland, New York, Ohio, South Carolina, Tennessee and Virginia.